CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions
"Independent
Auditors" and "Financial
Highlights" and to the use of our reports dated December 15, 1999, on the Concert Investment Series (comprising, respectively, the Emerging Growth Fund, Government Fund, Growth Fund,
Growth and Income Fund, International Equity Fund, Mid Cap Fund, Municipal Bond Fund, Select Emerging Growth Portfolio, Select Government Portfolio, Select Growth Portfolio, Select Growth and Income
Portfolio and Select Mid Cap Portfolio) which is incorporated by reference in this Registration Statement
(Form N-1A No. 33-11716 and 811-5018) of the Concert Investment
Series.



                                      ERNST & YOUNG LLP


New York, New York
February 24, 2000